                        CONFIDENTIAL TREATMENT REQUESTED

Where the text of this document has been redacted, it has been marked "Confidential Treatment Requested." Such redacted portion has been filed separately with the Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended.

                                                                   Exhibit 10.15

     THIS AGREEMENT made in duplicate as of this 9th day of August, 2000.

BETWEEN:

                      MDS NORDION INC.
                      having a place of business at
                      447 March Road, Kanata
                      Ontario, Canada
                                                  ("Nordion")

AND:

                      BOSTON LIFE SCIENCES, INC.
                      having a place of business at
                      137 Newbury Street, 8th Floor
                      Boston Massachusetts, 02116 USA

                                                  ("BLSI")

WHEREAS:

I. BLSI is the owner or licensee of a certain compound known as Altropane(tm), an imaging diagnostic agent for Parkinson's disease;

II. Nordion has expertise in the development of pharmaceutical processes and radiolabelling of compounds;

III. BLSI has developed techniques and demonstrated an ability to label Precursor with 1-123 to form Altropane;

IV. BLSI desires that Nordion undertake a development program based upon BLSI's technique at its facility, which will allow BLSI's Precursor to be labeled with 1-123 to form Altropane;

V. BLSI desires that Nordion establish a facility at its site in Vancouver, British Columbia, to supply Altropane for use in support of BLSI's drug submission to the FDA.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, and subject to the terms and conditions hereinafter set out, the parties hereto agree as follows:

                            ARTICLE 1 - DEFINITIONS

For the purposes of this Agreement:

1.1 "Affiliate" shall mean an entity or person which controls, is controlled by or is under common control with either party. For purposes of this Section 1.1 control shall mean (a) in the case of corporate entities, the direct or indirect ownership of more than one-half of the stock or participating shares entitled to vote for the election of directors, and (b) in the case of a partnership, the power to direct the management and policies of such partnership.

1.2 "Altropane" shall mean a pharmaceutical product containing 1-123 labeled Precursor in diagnostic dosage form, for use in the diagnosis of Parkinson's disease and other disorders.

1.3 "Background Technology" shall mean all Nordion proprietary technology, including patents, copyright, know-how, techniques, methods, processes and trade secrets which Nordion owns or which is licensed to Nordion and which is in existence in the form of a writing, prototype or can otherwise be demonstrated to be the property of Nordion prior to the Effective Date. 1.4

1.4 "Batch" shall mean a production batch of Altropane manufactured under this Agreement.

1.5 "Clinical Trials" shall mean Phase III human trials for clinical development of Altropane in the United States.

1.6 "Commercial Phase" shall mean the period of supply of Altropane commencing after NDA regulatory approval has been received in the United States by BLSI, from the FDA.

1.7 "Current Good Manufacturing Practices" or "cGMP(s)" shall mean the good manufacturing practices required by the FDA and set forth in the FD&C or FDA regulations for the manufacturing, testing and quality control of pharmaceutical materials as applied to compounds current on the Effective Date of this Agreement.

1.8 "Development Phase" shall mean the period commencing from the Effective Date until completion of the activities described in Schedule A.

1.9   "Effective Date" shall mean the date first above written.

1.10  "FDA" shall mean the United States Food and Drug Administration.

1.11 "FD&C" shall mean the United States Federal Food, Drug and Cosmetic Act, as amended.

1.12 "Facility" shall mean the facility to be established by Nordion at its manufacturing site in Vancouver, British Columbia as described in Schedule B, to be used for the production of Altropane for application in diagnostic purposes.

1.13 "IND" shall mean an Investigational New Drug Application as defined by the regulations promulgated under the United States FD&C Act and Public

Health Service Act and any supplements there under, as amended from time to time.

1.14  "Isotope" or "1-123" shall mean Iodine 123.

1.15 "Master Validation Plan" shall mean the program mutually agreed to by the parties by which documented evidence provides assurance that the Process will consistently produce Altropane that meets Specifications.

1.16  "Maximum Batch Size" shall have the meaning attributed in section 4.1.

1.17 "Moveable Equipment" shall mean the equipment identified in Schedule C and such other equipment as supplied by BLSI to Nordion.

1.18 "NDA" shall mean a new drug application as defined regulations promulgated under the United States FD&C and Public Health Service Act, as amended from time to time.

1.19  "Precursor" shall mean cGMP compliant
      2p-Carbomethoxy-3p-(4-fluorophenyl)-n-(1 iodoprop-l-en-3-yl)
      nortropane as specified in Schedule D.

1.20 "Process" shall mean the method of formulation, dispensing, and testing of the Altropane developed under this Agreement.

1.21 "Reference Standards" shall mean the cGMP compliant compounds as specified in Schedule F.

1.22 "Specifications" shall mean those final specifications for Altropane as set out in Schedule F, as amended by mutual agreement of the parties from time to time.

                              ARTICLE 2 - PURPOSE
                              -------------------

2.1  Scope and Object
---------------------

The scope and object of this Agreement is to carry out the development of the process in accordance with the development responsibilities and obligations attributed to each of the parties as set out in this Agreement. In addition, this Agreement shall provide for the establishment of a Facility at Nordion's site in Vancouver, British Columbia for the supply of Altropane as required in support of BLSI's Altropane NDA submission to the FDA.

                          ARTICLE 3 - DEVELOPMENT PHASE
                          -----------------------------

3.1  Development Activities
---------------------------

During the Development Phase, Nordion and BLSI shall respectively carry out their obligations described and attributed in Schedule A, it being understood that some activities may be reasonably delayed to the extent that such activity is premised on the work or provision of data, information or technology by the other party. It is understood and acknowledged that due to the developmental nature of the activities to be carried out during the Development Phase, the time for completion and sequence for carrying out the activities as set out in Schedule A shall serve as a guide. Each party shall use their commercially reasonable best efforts in order to carry out their respective obligations and responsibilities set out in Schedule A.

If either party acting in good faith materially fails to satisfy any milestone or is unable to meet such milestone in accordance with the timing set out in Schedule A, such party shall provide written notice thereof to the other party and the parties shall determine a reasonable corrective action plan and revised milestone schedule.

The parties acknowledge and agree that Schedule A may be amended during the course of the Development Phase to accommodate unforeseen events and results. All such changes to Schedule A shall be made by written agreement of the parties. Any changes to Schedule A, impacting the scope of work will be estimated by Nordion, approved in advance by BLSI, and provided at the rates as set out in section 6.3.

The parties, upon signing this Agreement, shall each designate a program manager, who shall be responsible for coordinating communication and monitoring performance under this Agreement. The program managers shall meet monthly, at locations to be agreed or by telephone, for the purpose of reviewing the status of the project and to assess progress against the milestones and activities set forth in Schedule A and for the purposes of determination of percentage of milestone completed and payments earned under each milestone. Minutes of meetings shall be prepared, maintained and provided to each of the parties. In the event of a scope change beyond the services and activities contemplated and agreed to by the parties as set out in Schedule A prior to commencing such activities, Nordion shall provide to BLSI a written estimate of any associated incremental costs. No work on such scope change shall be carried out by Nordion prior to receipt of BLSI's written approval of such change.

3.2  Development Phase Work
---------------------------

In consideration of Nordion performing the Development Phase services, BLSI shall pay Nordion in accordance with the rates set out in Schedule G, which shall include the supply of Altropane for the purpose of producing two (2) Batches for an equivalency study, as set out in Section 4.1. All amounts due Nordion shall be paid by BLSI within thirty (30) days of the date appearing on Nordion's invoice. Such invoice shall, unless otherwise agreed, be payable in United States dollars. Ownership of Moveable Equipment, shall remain the property of BLSI and shall be returned to BLSI upon termination or expiry of this Agreement. The cost of return and shipment of such Moveable Equipment shall be to BLSI's account. BLSI acknowledges that some equipment may have radioactive contamination and may not be returnable to BLSI until the contamination has been reduced to acceptable limits in accordance with applicable regulations. The cost of decontamination shall be to BLSI's account.

3.3  Facility Program
---------------------

Upon execution of this Agreement, in consideration of Nordion establishing the Facility, BLSI will pay to Nordion a facility commitment fee of (CONFIDENTIAL TREATMENT REQUESTED). In the event this Agreement is terminated within six (6) months of the Effective Date, Nordion shall, subject to any offset of other sums owing by BLSI, reimburse to BLSI (CONFIDENTIAL TREATMENT REQUESTED) of such facility commitment fee. In the event this Agreement is terminated after six (6) months from the Effective Date and prior to the first anniversary of this Agreement Nordion shall, subject to any offset of other sums owing by BLSI, reimburse to BLSI (CONFIDENTIAL TREATMENT REQUESTED) of such facility commitment fee.

After the Facility is established, Nordion agrees, in consultation with BLSI, to develop and implement a Master Validation Plan for the Facility that will allow the production of Altropane under cGMPs to those volumes required by BLSI, not to exceed the Maximum Batch Size. The costs of preparation, development and implementation of the Master Validation Plan will be borne by Nordion. Prior to implementation, both parties shall in writing approve the Master Validation Plan. Nordion shall ensure that such Facility is available for the production of Altropane for supply to BLSI on a priority basis.

3.4  Repairs and Maintenance
----------------------------

After the Facility is established, Nordion shall maintain such Facility in satisfactory operating condition as required by the Specifications, Process and cGMPs, and all other applicable laws, regulations, rules or orders. The cost of repairs, preventive maintenance and service contracts for the Moveable Equipment shall be borne by BLSI. Prior to Nordion entering into third party preventive maintenance and service/repair contracts for the Moveable Equipment, Nordion shall obtain BLSI's prior written consent.

3.5  Commercial Phase Negotiations
----------------------------------

Within thirty (30) days after completion of milestone 2 under the Development Phase, the parties shall for a period of at least sixty (60) days enter into good faith negotiations for the supply of Altropane to BLSI, during the Commercial Phase. Indicative pricing for the supply of Altropane is anticipated to be the order of (CONFIDENTIAL TREATMENT REQUESTED)This pricing does not include shipping costs. Actual pricing will be subject to good faith negotiations of a Commercial Phase Supply agreement, it being understood that the foregoing price reflects a radiolabelling yield of 90, batch sizes containing a minimum of 100 doses and an Altropane dose containing 5 mCi of Isotope at noon on the day of use (CONFIDENTIAL TREATMENT REQUESTED)

              ARTICLE 4 - BATCH SIZE IN SUPPORT OF NDA SUBMISSION
              ----------------------------------------------------

4.1  Maximum Batch Size
-----------------------

(CONFIDENTIAL TREATMENT REQUESTED)

                      ARTICLE 5 - GENERAL MANUFACTURE AND
                         SUPPLY OBLIGATIONS OF NORDION
                         -----------------------------

5.1  Altropane Supply
---------------------

As set out in Section 3.2, Nordion agrees to use the Process to produce two (2) equivalency Batches of Altropane that meets the Specifications and is manufactured in material conformance with cGMPs and to ship Altropane as directed by BLSI as required for the purposes of the Master Validation Plan, for the limited purpose of establishing equivalency between Altropane and product currently described in BLSI's IND with respect to Altropane. Nordion reserves the right to withhold from shipment any Batch which does not conform to Specifications. (CONFIDENTIAL TREATMENT REQUESTED)

5.2  Compliance with Law: Handling of Altropane
-----------------------------------------------

While Precursor, Isotope and Altropane are in its possession or under its control, Nordion shall as applicable be responsible for its compliance with statutory and regulatory requirements in the United States and Canada regarding the development, manufacture, handling, storage, labeling, packaging, transportation and shipment of the Precursor, Isotope and Altropane.

5.3  Testing and Documentation
------------------------------

Nordion shall maintain production records and BLSI shall have access to such records in order to determine that each Batch was produced and tested in compliance with the Specifications and cGMP requirements.

The tests and analyses provided in the Specifications as well as the nature and form of records may be amended by Nordion from time to time, subject to mutual agreement and based upon an explanation of such changes provided to BLSI by Nordion.

                      ARTICLE 6 - GENERAL BLSI OBLIGATIONS
                      ------------------------------------

6.1  Precursor and Reference Standards
--------------------------------------

BLSI or, at BLSI's discretion, its designee shall provide Precursor and Reference Standards to Nordion at no charge, which meets the specifications in Schedules D and E in sufficient quantities to permit Nordion to meet its obligations hereunder. Nordion shall store Precursor and Reference Standards in accordance with its applicable specifications. BLSI shall at all times retain title in and to such materials in Nordion's possession.

6.2  Unavailability or Scarcity of Precursor or Reference Standards
-------------------------------------------------------------------

BLSI will notify Nordion upon BLS1 becoming aware of a shortage of supply of Precursor or Reference Standards, if such shortage will impact the manufacture of the Altropane. Except as set out below, BLSI shall not be liable for any delays in the supply of Precursor or Reference Standards if due to Force Majeure, provided however, that any such delays in Precursor or Reference Standards supply will excuse Nordion's performance of activities related to such Batch of Altropane to the extent Nordion's non-performance was caused by the Precursor or Reference Standards supply delay.

6.3  Additional Compensation to Nordion
---------------------------------------

BLSI will compensate Nordion based on the rate of (CONFIDENTIAL TREATMENT REQUESTED) per person per hour for the time spent by Nordion,

          (i) preparing and hosting Facility audits requested by BLSI including FDA preaudit inspections;
          (ii) preparing responses to FDA inquiries and preparation by Nordion of information requested by BLSI in support of BLSI's Altropane NDA submission;
          (iii) attending meetings with the FDA; and
          (iv)  carrying out implementation of approved scope changes

In addition BLSI shall reimburse Nordion for all licensing fees incurred to license any controlled substance with respect to Precursor, Reference Standards or Altropane. BLSI shall reimburse Nordion for all costs incurred for travel and accommodation in carrying out the foregoing activities. Nordion shall provide an estimate of all such activities to BLSI.

                        ARTICLE 7 - ALTROPANE SHIPMENTS
                        -------------------------------

7.1  Orders and Shipments
-------------------------

During the term of this Agreement, BLSI will forward orders to Nordion at its Kanata, Ontario facility by facsimile including the identity of the recipient, delivery destination protocol number, IND number, applicable USNRC materials license number and IRS number. Delivery of Altropane to BLSI or as otherwise directed by BLSI shall be FOB transport vehicle at Nordion's facility in Vancouver, British Columbia. Risk of loss of Altropane shall pass to BLSI at point of delivery.

During the term of this Agreement Nordion shall use commercially reasonable best efforts to meet BLSI's orders and delivery requirements. Prior to first shipment of Altropane to any third party site, BLSI shall obtain from such third party and provide to Nordion such third party's license evidencing proper legal authority for the receipt and possession of the Altropane by such third party. BLSI shall obtain all approvals, licenses and permits required to import Altropane into the United States. Nordion shall make shipping arrangements with AirNet Express or such other carrier designated by Nordion and reasonably approved by BLSI. All shipping costs incurred to deliver Altropane shall be borne by BLSI.

7.2  Warranty/Recall
--------------------

Nordion warrants the Altropane will meet the Specifications and be manufactured in accordance with cGMP's and be free from defects in material and workmanship for the period from the date of manufacture to the expiry date set out on each vial of Altropane.

If either party discovers that a Batch of Altropane does not meet the Specifications, then the discovering party shall promptly communicate with the other party to determine a mutually agreed course of action. If BLS! determines that the failure to meet Specifications results from an act, failure to act or other fault of Nordion, or agent of Nordion, Nordion will promptly:

(i)  repair or replace such batch of Altropane; and

(ii) pay for shipping costs of replacement of Altropane.

In the event Nordion disputes BLSI's determination that the fault is due to Nordion and/or its agent, the parties will select a mutually agreeable outside consulting firm which will be instructed, to review the applicable information and data and confirm or dissent from BLSI's determination. If the consulting firm confirms BLSI's determination, Nordion will have the obligations set out in this section and Nordion will pay the fees of such consulting firm. If the consulting firm -dissents from BLSI's determination or determines that failure to meet Specifications was due to products, information or services supplied by BLSI, Nordion will not have the obligations set out in this section with respect to the disputed Batch and BLSI will pay the fees of such consulting firm.

                             ARTICLE 8 - LICENSE
                             -------------------

8.1  Royalty-Free License
-------------------------

BLSI hereby provides to Nordion a non-exclusive, nontransferable, royalty-free license during the term of this Agreement to use the patents, data, information and technology provided by BLSI relating to Altropane and the radiolabelling of I-123 with Precursor for the sole purpose of assisting Nordion in carrying out its obligations set out in this Agreement.

                ARTICLE 9 - BLSI REPRESENTATIONS AND WARRANTIES
                -----------------------------------------------

9.1  BLSI's Representations and Warranties
------------------------------------------

BLSI represents, warrants and covenants that:

(i)    it has full right, power and authority to enter into this Agreement;

(ii) it is the owner or has the right of use of the patents, data, information and technology supplied to Nordion by BLSI to assist Nordion in manufacturing Altropane and in carrying out its obligations hereunder;

(iii) to BLSI's best information and belief it is the owner or has the right to use all data, information, know how, technology and intellectual property used by BLSI or its designee, in the manufacture of Precursor, Reference Standards and Altropane;

(iv) there is no action or proceeding pending or insofar as BLSI knows or ought to know, threatened against BLSI before any court, administrative agency or other tribunal which might have an adverse material effect on its business;

(v) it has the right to provide the license in section 8.1 and right to permit Nordion to use the patents, technology and know how provided to the extent required to assist Nordion in carrying out its obligations under this Agreement;

(vi) it has not received any notice of adverse claim or infringement of any patent, copyright, or misappropriation of trade secrets in connection with the use and exploitation of the Precursor, reference Standard or Altropane;

(vii)  to BLSI's best information and belief, use or sale of Precursor,

       Reference Standards and Altropane and the data, information, technology and know how used in the Process and manufacture of Altropane contributed by BLSI do not infringe any valid third party patent, pending published patent application or other intellectual property right.

            ARTICLE 10 - NORDION'S REPRESENTATIONS AND WARRANTIES
            -----------------------------------------------------

10.1 Representations and Warranties
-----------------------------------

Nordion represents, warrants and covenants that to the best of its knowledge and belief:

(i)    it has full right and authority to enter into this Agreement;

(ii) it is the owner or has the right to use the data, information and technology contributed by it with respect to the Background Technology;

(iii) the Background Technology contributed by Nordion does not, infringe any patents, copyright or other industrial or intellectual property rights of third parties;

(iv) it has not received any notice of adverse claim of infringement of any patent or misappropriation of trade secrets in connection with the use and exploitation of the data, information and technology used with respect to

       Background Technology contributed by Nordion; and

(iv) there is no action or proceeding pending or insofar as Nordion knows or ought to know, threatened against Nordion before any court, administration agency or other tribunal which might have a material adverse effect on Nordion's business.

                            ARTICLE 11 - INDEMNITY
                            ----------------------

11.1 Indemnification by BLSI
----------------------------

BLSI agrees to indemnify, defend and hold Nordion and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits ("General Claims Against Nordion") arising out of (a) BLSI's use, handling or shipment, of Reference Standards, Precursor or Altropane, (b) BLSI's breach of any of its obligations, warranties or representations hereunder, or (c) BLSI's negligent acts, omissions or willful misconduct. Notwithstanding the foregoing, BLSI will not be required to indemnify, defend and hold Nordion and its Affiliates and their respective directors, officers, employees and agents harmless from and against any General Claims Against Nordion to the extent that such claims arise out of (i) Nordion's breach of any of its obligations, warranties or representations hereunder; (ii) Nordion's negligent acts, omissions or willful misconduct; (iii) any failure of Nordion to manufacture, handle, store, label, package, transport or ship Altropane in accordance with cGMPs or any other applicable laws, regulations, or other requirements of any applicable governmental entity; or (iv) any failure of Nordion to manufacture Altropane consistent with applicable sections of BLSI's IND in the United States. Notwithstanding anything in this Section 11.1, General Claims Against Nordion shall not include IP Claims Against Nordion as described in Section 11.3.

11.2 Indemnification by Nordion
-------------------------------

Nordion agrees to indemnify, defend and hold BLSI and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits ("General Claims Against BLSI") arising out of (a) Nordion's manufacture, handling, storage, labeling, packaging or delivery of the Altropane; (b) Nordion's breach of any of its obligations, warranties or representations hereunder; (c) Nordion's negligent acts, omissions or willful misconduct; (d) any failure of the Altropane to meet the Specifications; or (e) any failure of Nordion to manufacture, handle, store, label, package, transport or ship Altropane in accordance with cGMPs or any other applicable laws, regulations or other requirements of any applicable governmental entity. Notwithstanding the foregoing, Nordion will not be required to indemnify, defend and hold BLSI and its Affiliates and their respective directors officers, employees and agents harmless from and against any General Claims Against BLSI to the extent that such claims arise out of (i) BLSI's breach of any of its obligations, warranties or representations hereunder; (ii) BLSI's negligent acts, omissions or willful misconduct; (iii) any defect or failure of Reference Standards or Precursor to meet applicable specifications. Notwithstanding anything in this Section 11.2. General Claims Against BLSI shall not include IP Claims Against BLSI as described in Section 11.4.

11.3 Intellectual Property Claims Against NORDION
-------------------------------------------------

BLSI agrees to indemnify, defend and hold Nordion and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorneys' fees) resulting from any third party claims or suits arising out of any proceeding instituted by or on behalf of a third party based upon a claim that the Process, method, manufacture, use or sale of the Reference Standards, Precursors or Altropane, infringes a United States or Canadian patent or any other intellectual property or proprietary right of a third party ("IP Claims Against Nordion"). Notwithstanding the foregoing, to the extent the Process, is developed or contributed by Nordion, BLSI will not be required to indemnify, defend or hold harmless Nordion or its Affiliates, and their respective directors, officers, employees and agents from and against IP Claims Against Nordion.

11.4 Intellectual Property Claims Against BLSI
----------------------------------------------

Nordion agrees to indemnify, defend and hold harmless BLSI and its Affiliates, and their respective directors, officers, employees and agents from and against any damages, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) resulting from any third party claims or suits arising out of any proceeding instituted by or on behalf of a third party based upon a claim that the Background Technology or Process to the extent developed or contributed by Nordion, infringes a United States or Canadian patent or any other intellectual property or proprietary right of a third party ("IP Claims Against BLSI").

11.5 Infringement
-----------------

In the event that any portion of the Background Technology, Process or technology developed or contributed under this Agreement becomes the subject of a claim for a patent, copyright or other industrial or intellectual property rights infringement action by a third party, Nordion reserves the right and may at its option, based upon evaluation of such claim by legal counsel mutually selected by Nordion and BLSI,

          (i) procure the right to continue using the radiolabelling technology or if such technology was contributed by BLSI to require BLSI to procure such right within a reasonable time not to exceed thirty (30) days;
         (ii) modify the Process (to the extent developed or contributed by Nordion) or require BLSI to modify the Process to become non-infringing; or

(i) upon written notice to BLSI immediately cease its activities and/or terminate this Agreement.

The cost and expense of any opinion of counsel sought by Nordion under this section shall be equally shared by the parties.

11.6 Indemnification Procedures
-------------------------------

A party (the "indemnitee") which intends to claim indemnification under this
Article 11 shall promptly notify the other party (the "Indemnitor") in writing of any action, claim or other matter in respect of which the Indemnitee or any of its directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its directors, officers, employees and agents to permit the Indemnitor, at its discretion, to settle any such action, claim or other matter. The Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor, provided, however, such settlement does not adversely affect the Indemnitee's right hereunder, admit liability by Indemnitee or impose any obligations on the Indemnitee. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, and the Indemnitor shall not be responsible for any attorney's fees or other costs incurred other than provided herein. The Indemnitee and its directors, officers, employees and agents shall co-operate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

                     ARTICLE 12 - PATENTS AND TECHNOLOGY
                     -----------------------------------

12.1 Ownership of Work Performed
--------------------------------

The Process as developed or contributed by BLSI shall be the sole and exclusive property of BLSI. Except to the extent the Process is developed or contributed by BLSI, BLSI agrees and acknowledges, that any and all ideas, technology, method, data, information, inventions, improvements derivative works and works of authorship conceived, written, created or first reduced to practice in the performance of the development of the Process, the Background Technology and improvements to the Background Technology during the term of this Agreement, shall be the sole and exclusive property of Nordion.

                       ARTICLE 13 - REGULATORY MATTERS
                       -------------------------------

13.1 Regulatory Status
----------------------

Upon Nordion's reasonable request, BLSI shall provide updates to Nordion on (i) the progress of Clinical Trials related to Altropane, and (ii) submissions to the FDA and other jurisdictions for marketing authorization with respect to Altropane.

13.2 BLSI Responsibilities
--------------------------

It shall be the responsibility of BLSI or its designee to file, obtain and maintain an IND, registrations, listings, authorizations and approvals as the FDA or other applicable governmental entity may require to enable use of Altropane in Clinical Trials in the United States. Nordion shall provide directly to BLSI, or at Nordion's discretion, directly to the regulatory authority for the purpose of protection of its proprietary technology with respect to the manufacture of Isotope, all required information in its possession necessary to assist BLSI in filing, obtaining and maintaining all licenses, registrations, listings, authorizations and approvals of any governmental entities necessary for the use of Altropane in support of BLSI's Altropane NDA submission.

13.3 Nordion Responsibilities
-----------------------------

Nordion shall be responsible for obtaining and maintaining all necessary facility licenses, registrations, authorizations and approvals which are necessary to develop, manufacture, handle, store, label, package, transport and ship Altropane under cGMP conditions and other regulatory requirements including, but not limited to, the use and handling of radioactive materials

At Nordion's expense, Nordion shall update its existing 1-123 bulk chemical or facility description Drug Master File ("DMF") with the FDA as may be required for BLSI's NDA for Altropane in accordance with Schedule A Nordion hereby grants BLSI a right of reference to such DMF, and upon request shall provide a letter of access to the DMF allowing regulatory review of the DMF by the FDA in conjunction with BLSI's Altropane submissions. At Nordion's expense, Nordion shall apply for and seek a DMF for Altropane in accordance with Schedule A.

13.4 Government Inspections, Compliance Review and Inquiries
------------------------------------------------------------

Upon request of any governmental entity or any third party entity authorized by a governmental entity, such entity shall, for the purpose of regulatory review, have access to observe and inspect the Facility and procedures used for the storage of Reference Standards and Precursor and the manufacturing, testing, storage and shipping of Altropane, including Process development operations, and to audit such Facility for compliance with cGMP and/or other applicable regulatory standards. Nordion shall give BLSI prompt notice of any upcoming inspections or audits by a governmental entity of the Facility or procedures and shall, if time permits, allow BLSI to participate in such audits by being present at the FDA audit close out meeting and shall provide BLSI with a written summary of such inspection or audit following completion thereof. Nordion agrees to use commercially reasonable efforts to promptly rectify or resolve any deficiencies noted by a government entity in a report or correspondence issued to Nordion.

13.5 Access to the Facility
---------------------------

BLSI shall have reasonable access to the Facility at least once per calendar quarter during the Development Phase for the purpose of observing Process development relating to Altropane. BLSI shall provide to Nordion at least ten
(10) business days prior written notice of requested access to the Facility for the purpose of this Section. All such information disclosed to BLSI or its employees or agents, shall be deemed to be Nordion's Confidential Information as such term is defined in this Agreement.

13.6 Recalls
------------

BLSI shall notify Nordion promptly if Altropane is the subject of a recall or correction (a "Recall"), and BLSI and/or its designee shall have sole responsibility for the handling and disposition of such Recall. BLSI and/or its designee shall bear the costs of any Recall of Altropane unless and to the extent such Recall shall have been the result of Nordion's or its employees acts of omissions or any product defects for which Nordion is responsible in which case Nordion shall to such extent be responsible for BLSI's reasonable out-of-pocket costs incurred for:

(i)    notification of recall to Nordion and third parties;
(ii)   return shipment of any defective Altropane to Nordion; and
(iii)  replacement of Altropane.

In the event that Nordion disputes BLSI's determination that the fault is due to Nordion and/or to its agent, the parties will select a mutually agreeable outside consulting firm which will be instructed to review the applicable information and data and to confirm or dissent from BLSI's determination. If the consulting firm confirms BLSI's determination, Nordion will pay the fees of such consulting firm. If the consulting firm dissents from BLSI's determination Nordion will not have the obligations set forth herein with respect to the Recall and BLSI will pay the fees of such consulting firm. BLSI and/or its designee shall maintain records of all sales, shipping records of Altropane and customers in sufficient detail to adequately administer a Recall for the period of time as required by applicable regulation.

13.7 New Regulatory Requirements
--------------------------------

Each party shall promptly notify the other of new regulatory requirements of which it becomes aware which are relevant to the manufacture of Altropane under this Agreement and which are required by the FDA and other applicable governmental entities and the parties shall confer with each other with respect to the best means to comply with such requirements.

13.8 Records
------------

Nordion shall maintain all records necessary to evidence compliance with (i) all applicable laws, regulations and other requirements of applicable governmental entities in the United States and Canada relating to the supply and manufacture of Altropane; (ii) the Specifications; and (iii) obligations under this Agreement. All such records shall be maintained by Nordion for at least two (2) years after termination or expiration of this Agreement. Nordion shall provide to BLSI reasonable access to such records upon request. Prior to destruction of any record after such time, Nordion shall give written notice to BLSI. BLSI shall have the right to request that Nordion maintain such records in an off site storage facility for such longer periods as BLSI requests, provided that BLSI pays all costs associated with such off site storage.

                         ARTICLE 14 - CONFIDENTIALITY
                         ----------------------------

14.1 Confidentiality and Exceptions
-----------------------------------

During the term of this Agreement and for a period of ten (10) years thereafter, each party hereto shall maintain in confidence the content of the transactions contemplated herein, all technology including Background Technology and improvements thereto, Nordion proprietary technology, BLSI proprietary technology, trade secrets, know-how, data, processes, methods, techniques, formulas and test data (collectively "Confidential Information") and other information disclosed to such party by the other party which is identified as "Confidential Information" by the disclosing party. This obligation of confidentiality shall not apply to the extent that it can be established by the party in receipt of such information, that the information;

     (i)     was already known to the receiving party at the time of disclosure;

     (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure;

     (iii) became generally available to the public or otherwise part of the public domain after its disclosure to the receiving party through no act or omission of the receiving party;

     (iv) was disclosed to the receiving party by a third party who had no obligation to restrict disclosure of such information; or

     (v) was independently developed by the receiving party without any use of Confidential Information of the disclosing party.

     Each party agrees that it will take the same steps to protect the confidentiality of the other party's Confidential Information as it takes to protect its own proprietary and confidential information, which shall in no event be less than reasonable steps. Each party, and its employees and agents shall protect and keep confidential and shall not use, publish or otherwise disclose to any third party, except as permitted by this Agreement or with the other party's written consent, the other party's Confidential Information. It is agreed that disclosure of data, information or technology by BLSI or Nordion to the other under this Agreement shall not constitute any grant, option or license under any patent, technology or other rights, held by BLSI or Nordion. Any use of the data, information and technology provided by BLSI to Nordion which relates to Precursor, Reference Standards or radiolabelling of Precursor shall be for the limited purpose of assisting Nordion in carrying out its obligations under this Agreement. All data, information, or technology supplied by one party to the other to assist in carrying out the obligations hereunder shall remain the property of such party and shall be returned to the other party upon termination of this Agreement.

                     ARTICLE 15 - DISCLOSURE OF INFORMATION
                     --------------------------------------

15.1 Authorized Disclosure
--------------------------

Except as otherwise set out, it is agreed that disclosure of data, information or technology by Nordion or BLSI, to the other, during the term of this Agreement shall not, except to the extent granted herein, constitute any grant, option or license under any patent, technology or other rights, held by Nordion or BLSI. Notwithstanding section 14.1 each party may disclose Confidential Information to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with applicable government laws or regulations, provided that if a party is required by law or regulation to make any such disclosure of the other party's Confidential Information it will, except where impracticable for necessary disclosures, for example, in the event of medical emergency, give reasonable notice to the other party of such disclosure requirement and will use its reasonable efforts to secure a protective order or confidential treatment of such confidential information to be disclosed.

                        ARTICLE 16 - TERM AND TERMINATION
                        ---------------------------------

16.1 Initial Term
-----------------

The term of this agreement shall commence upon the Effective Date and, unless terminated earlier pursuant to this agreement, or extended upon mutual agreement of the parties, shall expire on the earlier of one (1) year after completion of Milestone 8 as set out in Schedule A or September 30, 2001.

16.2 Termination Without Cause
------------------------------

BLSI may terminate this Agreement without cause or penalty upon thirty (30) days prior written notice to Nordion. Upon such termination Nordion shall be entitled to retain all amounts paid by BLSI, and BLSI shall pay to Nordion any amounts due and/or earned but not yet paid, and Nordion shall return at BLSI's expense the Moveable Equipment.

16.3 Termination for Breach
---------------------------

This Agreement may be terminated by either party in the event of the material breach by the other party of the terms and conditions hereof; provided, however, the other party shall first give to the breaching party written notice of the proposed termination of this Agreement (a "Breach Notice"), specifying the grounds therefore. Upon receipt of such Breach Notice, the breaching party shall have such time as necessary, but in any event not more than thirty (30) days to cure such breach. Notwithstanding the foregoing, if the breaching party does not cure such breach within such cure period, the other party may terminate the . Agreement without prejudice to any other rights or remedies which may be available to the non-breaching party.

16.4 Bankruptcy
---------------

This Agreement may be terminated by either party in the event the other party files a petition in bankruptcy, is adjudicated a bankrupt, or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if a petition in bankruptcy is filed against it which is not dismissed within sixty (60) days or proceedings are taken to liquidate the assets of such party.

                              ARTICLE 17-SURVIVAL
                              -------------------

17.1 Consequences or Termination or Expiration
----------------------------------------------

Upon expiration or termination of this Agreement, the obligations of the parties under Articles 9,10,11,12 and 19 and any other Article or section which by its nature is to survive, shall survive such expiration or termination in accordance with its terms.

                               ARTICLE 18-NOTICES
                               ------------------

18.1 Any notice to be sent to a party hereunder shall be forwarded to:

        Nordion at:     MDS Nordion Inc.
                        447 March Road
                        Kanata, ON
                        K2K 1X8
        Attention:      Senior Vice President, Nuclear Medicine

        BLSl at:        Boston Life Sciences, Inc.
                        137 Newbury St, 8th Floor
                        Boston, MA
        Attention:      Dr. Marc Lanser

Any notice required or authorized to be given by a party to the other in accordance with the provisions of this Agreement shall, unless Otherwise specifically stipulated, be in writing and delivered personally, by a nationally recognized overnight courier, or if by electronic facsimile confirmed by certified or registered mail. Notice shall be deemed delivered upon receipt.

                         ARTICLE 19 - LIMITED LIABILITY
                         ------------------------------

19.1 Disclaimer
---------------

In no event shall either party be liable to the other party for indirect, contingent, incidental, special or consequential damages.

19.2 Limitation of Product Warranty
-----------------------------------

BLSI acknowledges that Nordion is manufacturing and supplying Altropane to meet Specification. Except as expressly set out in this Agreement, Nordion hereby disclaims all other warranties or conditions, whether express or implied, statutory or otherwise, including but not limited to any implied warranties or conditions of merchantability or fitness for a particular purpose.

                   ARTICLE 20 - ASSIGNMENT AND SUBCONTRACTING
                   ------------------------------------------

20.1 No Assignment
------------------

This Agreement shall ensure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties. Neither Nordion nor BLSI shall assign any portion of this Agreement without the written approval of the other party, which approval shall not be unreasonably withheld.

                            ARTICLE 21 - COMPLIANCE
                            -----------------------

21.1 Compliance with Laws
-------------------------

This Agreement and Nordion's and BLSI's obligations hereunder shall be carried out in compliance with all applicable laws, by-laws, rules, regulations and orders of all applicable Federal, State, Provincial and Municipal governments.

                            ARTICLE 22 - NON-WAIVER
                            -----------------------

22.1 Non-Waiver of Rights
-------------------------

Failure by either party to enforce at any time any of the provisions of this Agreement shall not be constructed as a waiver of its rights hereunder. Any waiver of a breach of any provision hereof shall not be effective unless in writing and shall not affect either party's rights in the event of any additional breach.

22.2 Force Majeure
------------------

Neither party shall be liable to the other for failure to perform or delay in performing its obligations under this Agreement by virtue of the occurrence of an event of Force Majeure. In the event of Force Majeure, the party affected shall promptly notify the other and shall exert commercially reasonable efforts to eliminate, cure or overcome such event and to resume performance of its obligations. In the event such Force Majeure affecting either party continues for more than thirty (30) days the party not subject of the Force Majeure may terminate this Agreement. "Force Majeure" shall mean an occurrence which prevents, delays or interferes with the performance by a party of any of its obligations hereunder, if such event occurs by reason of any act of God, flood, power failure, fire, explosion, casualty or accident, or war, revolution, civil commotion, acts of public enemies, blockage or embargo, or any law, order or proclamation of any government, failure of suppliers or usual suppliers to provide materials, equipment or machinery, interruption of or delay in transportation, strike or labor disruption, or other cause, whether similar or dissimilar to those above enumerated provided these are beyond the commercially reasonable control of such party.

                             ARTICLE 23 - INSURANCE
                             ----------------------

23.1 Product Liability Insurance
--------------------------------

During the term of this Agreement and for a period of one (1) year thereafter BLSI at its own expense shall provide and maintain a products liability insurance policy issued by an insurance company acceptable to Nordion and in a form acceptable to Nordion, with respect to Altropane. Such policy shall add Nordion as an additional insured and shall have a limit of liability of not less than three million United States dollars ($3,000,OOOUS) per occurrence and in aggregate. BLSI shall be solely responsible for any deductible or retention associated with this policy and such shall not affect Nordion's interests. The policy shall contain a cross liability clause and shall provide for severability of interest such that breach of a policy condition committed by any one insured shall not adversely affect the rights of the other insured. Nordion shall be provided thirty (30) days' prior written notice of any material change to the policy and such change shall be subject to Nordion's prior written consent, which consent shall not be unreasonably withheld. Nothing contained in this Section shall be deemed to limit in any way the indemnification provisions contained in this Agreement.

                            ARTICLE 24 - PUBLICATION
                            ------------------------

24.1 Publicity
--------------

The parties agree, that except as may otherwise be required by applicable laws, regulations, rules or orders, no information concerning this Agreement and the transactions contemplated herein shall be made public by either party without the prior written consent of the other, which consent shall not be unreasonably withheld. In the event either party decides to issue a press release announcing the execution of this Agreement, it shall not do so without the prior written approval of the other party.

A copy of any proposed press release shall be provided to the other party at least three (3) business days prior to any proposed release.

In the event that this Agreement or any portion of its contents is required to be disclosed by BLSI pursuant to Security Exchange Commission regulations in the United States, BLSI shall provide reasonable notice to Nordion and consult Nordion prior to any such disclosure in order that the content disclosed not include what Nordion may reasonably consider confidential, proprietary and commercially sensitive information.

                        ARTICLE 25 - DISPUTE RESOLUTION
                        -------------------------------

25.1  Dispute Resolution
------------------------

Except as otherwise set out, in the event that at any time during the term of this Agreement, a disagreement, dispute, controversy or claim should arise relating to the (i) interpretation of or performance under this Agreement or the attribution of liability or breach thereof; or (ii) scientific or technical issues in connection with Nordion or BLSI's performance under this Agreement, the parties will attempt, in good faith, to resolve their differences for a period of thirty (30) days. In the event the parties are unable to work out a resolution of the issue, either party shall be free to take any action and seek any remedy it may have at law or in equity including specific performance and injunctive relief.

                      ARTICLE 26 - INDEPENDENT CONTRACTOR
                      -----------------------------------

26.1 No Joint Venture
---------------------

The parties agree that with respect to the transactions contemplated herein that they shall both be acting as independent contractors and nothing herein shall constitute the parties as entering into a joint venture or partnership, nor shall constitute either party as an agent of the other for any purpose whatsoever.

                            ARTICLE 27 - SEVERABILITY
                            -------------------------

27.1  Invalid Provisions
------------------------

If any provision or term of this Agreement is found unenforceable under any of the laws or regulations applicable thereto, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in a mutually acceptable manner, in order that the transaction contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                             ARTICLE 28 - AGREEMENT
                             ----------------------

28.1 Entire Agreement
---------------------

This Agreement, including the Schedules hereto which are incorporated herein, constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, or discussions. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by both parties hereto.

                                ARTICLE 29 - LAW
                                ----------------

30.1 Applicable Law
-------------------

This agreement shall be governed and construed in accordance with the laws of the Province of Ontario, Canada, without reference to its principles on conflict of laws. The application of the United Nations Convention for the International Sale of Goods is expressly excluded.

IN WITNESS WHEREOF the parties hereto have executed this agreement on the date first above written.

MDS NORDION INC.                             BOSTON LIFE SCIENCES, INC.
By:    /s/ Francois Couillard                By:    /s/ Marc Lanser
   ----------------------------                 ---------------------
   Francois Couillard                           Dr. Marc Lanser
   Vice President                               Chief Scientific Officer
   Sales & Marketing

                                  Schedule A

                                 Scope of Work



                      (CONFIDENTIAL TREATMENT REQUESTED)

                                  Schedule B

           Facility Resources for Contract Manufacture of Altropane

In Manufacturing Room 112B the following equipment is dedicated to Altropane:

..    Laminar Flow Hood for reagent and equipment preparation
..    Three lead shielded stainless steal glove boxes with HEPA filtration and
     Nuclear Ventilation
     . Box 1 reaction, separation, formulation box containing semi-preparative automated HPLC for drug substance isolation
     . Box 2 has the function to act as a dispensing area. The dispensing environment is class 100
     . Box 3 is the terminal sterilization box containing an autoclave and a remote handling ball and tong manipulator
     . All boxes have been conceptually tested to safely handle 4000 mCi of I-123 radioactivity
     . Boxes feature removable access panels, glove ports, pass through ports, a waste elevator and some remote feature to reduce technician radiation dose
..    Specialized shielding assemblies are used for the safe transport of formulated unit dose radiopharmaceuticals

     Some general features of this room and non dedicated support services are:

..    The room is environmentally and radiation monitored
..    There are waste handling systems in place to deal with chemical waste streams as well as solid and liquid radioactive wastes
..    The entire manufacturing environment is cGMP regulated
..    Qualified and trained staff with experience in diagnostic
     radiopharmaceutical manufacture are employed
..    The entire manufacturing facility is supported by a calibration department
..    A fully outfitted microbiology lab is available for microbiological and environmental tests (Most importantly LAL tests for pyrogenicity).
..    There is an attached microbiology clean room used for sterility tests and filtration. This clean room contains a class 100 glove box.

                                  Schedule C

     Summarized List of Inventory Items received from Boston Life Science for use in ALTROPANE Analysis

..  2 Rainin Dynamax variable wavelength UV Detectors
..  4 Rainin Dynamax HPLC pumps with accompanying stands and mixers
..  2 Rheodyne 77251 Injectors with loops
..  1 Complete Dell Optiplex Gxa PC with peripherals and monitor
..  1 Okidata OL 400 E Printer o One Tripp Lite UPS
..  2 Bioscan Flowcount Detectors with 2 Probes
..  One used Rainin Microscrub HPLC column
..  One used Waters Novapak C-18 HPLC column
..  One used Perkin Elmer Brownlee HPLC column (possibly damaged)
..  One used "black box" custom interface to allow switching of the 2 HPLC systems
One box of assorted small tools, parts and accessories

                                  Schedule D

                      Altropane Precursor Specifications



                      (CONFIDENTIAL TREATMENT REQUESTED)

                                  Schedule E

                      Reference Standards Specifications



                      (CONFIDENTIAL TREATMENT REQUESTED)

                                  Schedule F

                           Altropane Specifications



                      (CONFIDENTIAL TREATMENT REQUESTED)

                                  Schedule G

                                Price Schedule



                      (CONFIDENTIAL TREATMENT REQUESTED)